                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedules of IDEX Corporation and management's report on the effectiveness of internal control over financial reporting dated February 14, 2005, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
Chicago, IL
March 22, 2005